Exhibit 10.22
SECOND AMENDMENT TO LEASE
     This Second Amendment to Lease (“Second Amendment”) is made as of the 14th day of September, 2007, by and between MCC3 LLC, a Delaware limited liability company (“Landlord”) and Vanda Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant entered into that certain Lease dated August 14, 2005, as amended by the First Amendment to Lease dated November 15, 2006 (as so amended, the “Original Lease”) whereby the Landlord leased to Tenant space (the “Original Premises”) on the 3rd floor of that building located at 9605 Medical Center Drive, Rockville, Maryland (the “Building”); and
     WHEREAS, Landlord and Tenant desire to amend the Original Lease (the Original Lease, as hereby amended, the “Lease”) to add to the Original Premises the expansion space located on the 3rd floor of the Building and consisting of the area containing approximately 10,225 rentable square feet and shown as cross-hatched on Exhibit A attached hereto and made a part hereof (the “Expansion Space”).
     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. The above recitals are incorporated herein by reference.
     2. Subject to the terms and provisions of the Lease, as modified hereby, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Expansion Space for the Expansion Space Term (as hereinafter defined).
     3. The “Expansion Space Term” shall mean the term commencing on the earlier to occur of (a) the date on which the Expansion Space is deemed “ready for occupancy” as provided in Exhibit B attached hereto and made a part hereof, (b) the date on which Tenant occupies all or any part of the Expansion Space for purpose of its business operation, or (c) January 1, 2008 (the earlier of such dates being herein referred to as the “Expansion Space Commencement Date”) and terminating on the Term Expiration Date, unless sooner terminated in accordance with the Lease (the “Expansion Space Term”).
     4. During the Expansion Space Term, all references in the Lease to the “Premises” shall for all purposes be deemed to include, without limitation, the Expansion Space. The Rentable Floor Area of Tenant’s Space during the Expansion Term shall include both the Original Premises under the Original Lease plus the Expansion Space and shall be approximately 27,269 rentable square feet.
     5. Beginning on the Expansion Space Commencement Date and continuing thereafter for the remainder of the Term, Tenant shall pay Tenant’s Share of Operating Costs, Tenant’s Share of Real Estate Taxes and Tenant’s Annual Electrical Cost for the entire Premises, including the Expansion Space. Beginning on July 1, 2008 (the “Expansion Space Rent

Commencement Date”); and throughout the remainder of the Term, Tenant shall pay Landlord, Annual Rent, at the rate per rentable square foot set forth in the Original Lease, based on the total Rentable Square Feet of the Premises, as expanded in accordance with this Second Amendment. Accordingly, during the Expansion Term the Annual Rent calculations for the remainder of the Third Lease Year (calendar year 2008) and each subsequent Lease Year in Section 4.1 of the Original Lease shall be deleted and replaced by:

Third Lease Year (July 1, 2008 — December 31, 2008):

$24.40	x	27,269	=	$665,363.60
Annual Rent		Rentable Square		Annual Rent
p.r.s.f.		Feet

Fourth Lease Year (January 1, 2009 — December 31, 2009):

$25.13	x	27,269	=	$685,269.97
Annual Rent		Rentable Square		Annual Rent
p.r.s.f.		Feet

Fifth Lease Year: (January 1, 2010 — December 31, 2010:

$25.89	x	27,269	=	$705,994.41
Annual Rent		Rentable Square		Annual Rent
p.r.s.f.		Feet

Sixth Lease Year (January 1, 2011 — December 31, 2011):

$26.66	x	27,269	=	$726,991.54
Annual Rent		Rentable Square		Annual Rent
p.r.s.f.		Feet

Seventh Lease Year (January 1, 2012 — December 31, 2012):

$27.46	x	27,269	=	$748,806.74
Annual Rent		Rentable Square		Annual Rent
p.r.s.f.		Feet

Eighth Lease Year (January 1, 2013 — December 31, 2013):

$28.29	x	27,269	=	$771,440.01
Annual Rent		Rentable Square		Annual Rent
p.r.s.f.		Feet

Ninth Lease Year (January 1, 2014 — December 31, 2014):

$29.14	x	27,269	=	$794,618.66
Annual Rent		Rentable Square		Annual Rent
p.r.s.f.		Feet

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Tenth Lease Year (January 1, 2015 — December 31, 2015):

$30.01	x	27,269	=	$818,342.69
Annual Rent		Rentable Square		Annual Rent
p.r.s.f.		Feet

Eleventh Lease Year (January 1, 2016 — June 30, 2016):

$30.91	x	27,269	=	$842,884.79
Annual Rent		Rentable Square		Annual Rent
p.r.s.f.		Feet
     The Rentable Floor Area of Tenant’s Space for purposes of calculating Tenant’s Share shall be 27,269 from and after the Expansion Space Commencement Date through the balance of the Term.
     6. The Leasehold Improvements for the Expansion Space shall be completed according to the terms contained in Exhibit B attached hereto.
     7. Expansion Allowance. In lieu of the Tenant Allowance provided to Tenant in accordance with Article I of the Original Lease (which shall not be available to Tenant for the Expansion Space), Tenant shall receive an allowance for design and construction of improvements in the Expansion Space (including without limitation the costs and fees charged to Landlord by Landlord’s Consultant, as defined in Exhibit B) of up to Thirty-Five Dollars ($35.00) per rentable square foot of Expansion Space (the “Expansion Allowance”).
     8. Security Deposit
          Landlord acknowledges that it is currently holding a security deposit from Tenant in the amount of $430,230 (the “Original Deposit”).
          Tenant represents and warrants that Tenant currently has and will maintain unencumbered liquids assets as shown in Tenant’s financial statement as of the end of June 30, 2007 not less than $30,000,000.00 in cash, cash equivalents, and marketable securities traded on a public stock exchange (excepting treasury stock in Tenant) (such liquid assets not less than $30,000,000 being herein referred to as the “Cash Requirement”). In place of an additional security deposit related to the Expansion Space, Tenant shall continue until the expiration of twenty-four (24) months following the Expansion Space Commencement Date to maintain unencumbered liquid assets consisting of cash, cash equivalents and/or marketable securities traded on a public stock exchange (excepting treasury stock in Tenant) in accordance with the Cash Requirement. Tenant shall deliver to Landlord within thirty (30) days following the end of each calendar quarter during such two (2) year period an interim financial statement as of the end of such quarter certified by an authorized financial officer in Tenant and in sufficient detail so Landlord can determine the Tenant continues to satisfy the Cash Requirement. Within ninety (90) days following the end of each fiscal year for Tenant, Tenant shall deliver to Landlord a financial statement as of the end of such fiscal year certified by an authorized financial officer in Tenant in sufficient detail so Landlord can determine the Tenant continues to satisfy the Cash Requirement.

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          If at the end of any such calendar quarter or fiscal year Tenant fails to satisfy the Cash Requirement, then Tenant shall immediately (but no later than 10 days following Landlord’s written demand therefor) deliver to Landlord an additional $200,000 to Landlord to be added to the Security Deposit (the “Additional Deposit”). Such Additional Deposit shall be in cash or by letter of credit satisfying the requirements of Article 11 of the Lease. Landlord shall hold the Original Deposit and Additional Deposit totaling $630,230 from and after the date of deposit as a Security Deposit pursuant to the terms of Article XI of the Lease. If as of the first and second anniversaries of the Expansion Space Commencement Date (i) no default by Tenant has occurred, which remains uncured by Tenant, (ii) no Event of Default has occurred, whether or not cured by Tenant, and (iii) Tenant has not assigned the Lease to any person or entity other than a Permitted Assignee, then, effective as of the first day of the next full calendar month following the such first and second anniversaries of the Expansion Space Commencement Date, as the case may be, the amount of the Additional Deposit shall decrease by $100,000 so that total Security Deposit following the first anniversary of the Expansion Space Commencement Date shall be reduced to $530,230, and following the second anniversary of the Expansion Space Commencement Date shall be reduced to $430,230, which amount shall remain as the Security Deposit for the remainder of the Term.
     9. Option to Expand. Section 2.6 of the Original Lease, the Option to Expand, is hereby deleted in its entirety.
     10. Right to Cancel. Section 2.4 of the Original Lease is hereby deleted and the following is hereby inserted in lieu thereof:
     Notwithstanding anything to the contrary contained in this Lease, if Tenant is not in default beyond applicable notice and cure periods as of the date it delivers a Cancellation Notice (as defined below) and as of the Early Expiration Date (as defined below), Tenant may terminate this Lease effective upon the last day of the sixty-sixth (66th) full calendar month following the Expansion Space Commencement Date (the “Early Expiration Date”), by delivery of a written notice (the “Cancellation Notice”) and the applicable Termination Payment (as described below) to Landlord no later than the last day of the fifty-fourth (54th) full calendar month following the Expansion Space Commencement Date. The Termination Payment due to Landlord should Tenant elect to terminate this Lease shall be the unamortized value, determined as herein provided, of the “Lease Transaction Costs” as of the Early Expiration Date. For purposes hereof, the Lease Transaction Costs shall mean the sum of (i) $1,340,884.38 (the “Original Lease Transaction Costs”), and (ii) $646,055.00 (the “Expansion Transaction Costs”). For the purpose of determining the Termination Payment, the Original Lease Transaction Costs (with interest thereon at the cost to Landlord to obtain funds to pay such obligations) shall be amortized on a straight-line basis over the initial ten (10) Lease Years of the Term, and the Expansion Transaction Costs (with interest thereon at the cost to Landlord to obtain funds to pay such obligations) shall be amortized on a straight-line basis over the remainder of the Expansion Term following the Expansion Space Rent Commencement Date. The unamortized values shall be measured by Landlord as of the Early Expiration Date. Upon the Expansion Space Commencement Date, Landlord and Tenant shall execute a Lease Commencement Date Agreement in the form attached to the Lease as Exhibit J that stipulates the amount of the Termination Payment.

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     If Tenant validly terminates this Lease as herein provided, this Lease shall terminate as of the Early Expiration Date as if such date were the original Term Expiration Date set forth in this Lease and Tenant will vacate and surrender the Premises on the Early Expiration Date in the condition required by Subsection 6.1.2.
     11. Brokers. Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker, agent or finder in connection with this Second Amendment other than Studley and Jones Lang LaSalle (the “Brokers”). Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commission to any brokers other than the Brokers based upon any act or conduct of Tenant. Landlord shall pay the commission due and owing to the Brokers pursuant to a separate written agreement. Landlord shall indemnify and hold Tenant harmless, from and against any claim for brokerage or other commission to any brokers other than the Brokers based upon any act or conduct of Landlord.
     12. No Further Modifications. Except as specifically herein modified, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified by both Landlord and Tenant as if fully set forth in this Second Amendment.
     13. Exhibit J. A new Exhibit J in the form attached hereto is hereby attached to and made a part of the Lease.
     14. Capitalized Terms. Capitalized terms used in this Second Amendment and not otherwise defined shall have the meaning ascribed to such terms in the Lease.
     IN WITNESS WHEREOF, the parties have duly executed this Second Amendment to Lease effective as of the date first written above. This instrument may be executed in multiple counterparts, each of which shall be identical in form and content and shall constitute an original of the document to be retained by the respective parties hereto.

LANDLORD: MCC3 LLC
By:	Spaulding and Slye MCC3 LLC, its Manager

By:	Spaulding and Slye Holdings LLC, its Manager

By:	/s/ Marshall H. Durston
	Name:	MARSHALL H. DURSTON
	Its:	Authorized Manager

TENANT: VANDA PHARMACEUTICALS, INC.
By:	/s/ Mihael H. Polymeropoulos
	Name:	MIHAEL H. POLYMEROPOULOS
	Title:	CEO

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EXHIBIT A
Expansion Space

Exhibit B
CONSTRUCTION
EXPANSION SPACE CONSTRUCTION
     Tenant shall provide to Landlord for approval on or before September 1, 2007, complete sets of drawings and specifications for construction of leasehold improvements in the Expansion Space (such complete sets, once approved by Landlord, are referred to herein as the “Complete Plans”) all of which shall be prepared at Tenant’s expense by an architect selected by Tenant and approved by Landlord (herein referred to as “Tenant’s Architect”) and Landlord’s engineer, including but not limited to:
a.	Furniture and Equipment Layout Plans (for coordination only)

b.	Dimensioned Partition Plans

c.	Dimensioned Electrical and Telephone Outlet Plans

d.	Reflected Ceiling Plans

e.	Door and Hardware Schedules

f.	Room Finish Schedules including wall, carpet and floor tile colors

g.	Electrical, mechanical, plumbing and structural engineering plans

h.	All necessary construction details and specifications.
     Landlord and Tenant shall initial the Complete Plans after the same have been submitted by Tenant and approved by Landlord. Tenant shall not amend or supplement the Complete Plans, including by change order, without Landlord’s approval, which shall not be unreasonably withheld or delayed.
     All work described in the Complete Plans (the “Leasehold Improvements”) and the installation of furnishing and telephone outlets shall be performed by a contractor (“Tenant’s Contractor”) selected by Tenant and approved by Landlord; provided, however, that Tenant shall select Jones Lang LaSalle Construction Company Limited Partnership as Tenant’s Contractor if Jones Lang LaSalle Construction Company Limited Partnership submits a bid which Tenant, in its reasonable discretion, considers to be competitive with bids submitted by other potential contractors. Tenant shall provide Landlord a true, correct and complete copy of the construction contract between Tenant and Tenant’s Contractor, including all change orders or amendments thereto (the “Tenant’s Construction Contract”). Tenant’s Construction Contract shall be subject to such rules and regulations as Landlord may from time to time reasonably prescribe regarding the conduct of construction in the Building. Upon completion of the Leasehold Improvements, Tenant shall cause Tenant’s Architect to provide Landlord, at Tenant’s expense, with a record set of “as-built” drawings in reproducible form and in CADD form.

     All improvements, whether or not paid for by Landlord, and any other improvements which are affixed to any Expansion Space shall be and remain the property of Landlord.
     Landlord will not approve any construction, alterations or additions requiring unusual expense to readapt any expansion space to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord’s services called for by Section 5.1 of the Lease unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will delay completion of the Expansion Space. All changes and additions shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease or shall be removed at Tenant’s cost or left at Tenant’s election.
     Tenant covenants to pay for all work performed by Tenant or Tenant’s Contractor, and Tenant or Tenant’s Contractor shall apply for all permits and licenses required in connection with such work and shall pay all fees due in connection therewith. Tenant shall provide to Landlord copies of the originals of all such permits and licenses, and upon substantial completion of such work shall deliver to Landlord a certificate of occupancy for the portion of the Premises in which the Leasehold Improvements are constructed, if required. All such improvements, whether or not paid for by Landlord, and any other improvements which are affixed to the Premises or any part thereof shall be and remain the property of Landlord; provided, however, that Tenant shall be permitted to retain and shall remove from the Premises on or before the end of the Term all of its moveable personal property. During the performance of any work, Tenant must provide Landlord evidence that Tenant or Tenant’s Contractor has in place (i) a policy insuring against “all risks of physical loss” on a builder’s risk non-reporting form, having replacement cost and agreed amount endorsements, and (ii) commercial general liability with underlying coverage totaling not less than Ten Million Dollars ($10,000,000), each such policy to name Landlord and Landlord’s lenders as an additional insured (and as loss payee on policies other than commercial general liability insurance) and to be in a form reasonably acceptable to Landlord). Such contractor also must provide evidence that it has in place workmen’s compensation insurance in amounts and in form statutorily required. Without in any manner limiting Landlord’s rights and Tenant’s obligations under any other indemnity set forth in this Lease, Tenant shall defend, with counsel reasonably acceptable to Landlord, save harmless and indemnify Landlord from (a) claims or demands of Tenant’s Contractor or anyone claiming by, through or under Tenant’s Contractor, and (b) liability for injury, loss, accident, or damage to any person or property, including, without limitation, bodily injury and/or death, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees) arising from the acts or omissions of Tenant, its agents, employees, contractor or subcontractors, in performance of any construction, remodeling or redecoration.
EXPANSION SPACE ALLOWANCE
     Landlord shall provide Tenant the Expansion Allowance in the amounts and as specified in Section 7 of the Second Amendment to which this Exhibit is attached (totaling $357,875). The Expansion Allowance may be applied to Leasehold Improvement-Related Costs incurred for the Expansion Space. “Leasehold Improvement-Related Costs” shall mean the cost of design, permitting and construction of the Leasehold Improvements, including, without limitation, costs incurred by Tenant for initial space planning by Tenant’s Architect, the cost of preparation of the Complete Plans, the cost of sprinklers, fire alarms, smoke detectors, telecommunications equipment, security equipment, exit lights, cabling and furniture, the cost of compliance with all applicable laws (such as, without limitation, the Americans with Disabilities Act), cost of project management and the cost of obtaining all permits, licenses and fees related to the construction of the Leasehold Improvements and as otherwise provided in this Section, including, without limitation, any and all reasonable out-of-pocket fees and charges for the services of Landlord’s Consultant (as hereinafter defined).
     Before Tenant commences construction of Leasehold Improvements or requests disbursement of any portion of the Expansion Allowance in accordance with this Exhibit, Tenant shall first deliver to Landlord, for approval, a final and complete budget of all Leasehold Improvement-Related Costs, including without limitation the final contract sum established by Tenant’s contract with Tenant’s Contractor (the said final budget as approved by Landlord is herein referred to as the “Budget”). If the Leasehold Improvement-Related Costs, including without limitation all costs incurred on account of the Leasehold Improvements, including in the costs so incurred any fees and charges of Tenant’s Architect paid by Landlord and the cost and fees charged to Landlord by Landlord’s Consultant, as set forth in the Budget, will exceed the Expansion Allowance, then Tenant shall pay, promptly when due, and in all events by the Expansion Space Commencement Date (subject only to a reasonable holdback equal to the estimated cost to complete punch-list items which will be completed within thirty (30) days thereafter), all such Leasehold Improvement-Related Costs which exceed the Expansion Allowance. Amounts due and payable on account of change orders shall be added to Expansion Improvement-Related Costs monthly, and Tenant shall pay therefor within thirty (30) days, and in all events by the Expansion Space Commencement Date
     The Expansion Allowance shall be paid to Tenant or, at Tenant’s request, to the order of Tenant’s Contractor or vendors within ten (10) days after receipt of the following documentation: (i) an application for payment covering all work for which disbursement is to be made to a date specified therein signed by Tenant’s Contractor or vendors, together with supporting documentation reasonably satisfactory to Landlord demonstrating that Lease Improvement-Related Costs included in the Budget in excess of the Expansion Allowance have been paid (“Tenant’s Application for Payment”), (ii) general contractor’s, subcontractor’s and material supplier’s waiver of liens which shall cover all improvements or alterations for which disbursement has been made and all other statements and forms required for compliance with the mechanics’ lien laws of the State of Maryland, together with all such supporting data as Landlord may reasonably require; and (iii) a request to disburse from Tenant.
     In no event shall Landlord be required to disburse the Tenant Allowance (i) more than once per month, or (ii) during the continuance of any default under the Lease.
PREPARATION OF PREMISES FOR OCCUPANCY
     Tenant shall use reasonable efforts to commence construction of the Leasehold Improvements promptly after the execution and delivery of the Second Amendment and to substantially complete the Leasehold Improvements by January 1, 2008 (the “Scheduled Completion Date”).
GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION
     All construction work required or permitted by the Second Amendment, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations, orders, permits and approvals of governmental authority and insurers of the Building. Landlord may inspect work performed by or for Tenant from time to time during construction and following completion of the same. Landlord shall not charge Tenant any fee for construction management; provided, however, that Landlord may in any case charge Tenant its reasonable out-of-pocket fees and charges for the services of an architect and/or or engineer (collectively “Landlord’s Consultant”) selected and retained by Landlord to review the Complete Plans and monitor the construction of the Leasehold Improvements; provided, however, that such fees and charges shall not exceed Two Thousand Dollars ($2,000) in the aggregate.
REPRESENTATIVES
     Each party authorizes the other to rely in connection with their respective rights and obligations under this Exhibit B upon approval and other actions on the party’s behalf by Landlord’s Representative in the case of Landlord or Tenant’s Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.

Exhibit J
LEASE COMMENCEMENT DATE AGREEMENT
     This Lease Commencement Date Agreement is entered into this _____ day of                     , 2007, by MCC3, LLC (“Landlord”), a Delaware limited liability company, and Vanda Pharmaceuticals, Inc. (“Tenant”), a Delaware corporation, pursuant to the provisions of that certain Lease dated August 4, 2005, as amended by First Amendment to Lease dated November 15, 2006 and by Second Amendment to Lease dated June ___, 2007 (the “Lease”), by and between Landlord and Tenant covering certain space in the office building located at 9605 Medical Center Drive, Rockville, Maryland (the “Building”). All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.
WITNESSETH:
1.	The Premises, including without limitation the Expansion Space have been delivered to, and accepted by, the Tenant.

2.	The Expansion Space Commencement Date is the ___ day of ____________, 20__, and the Term Expiration Date is June 30, 2016.

3.	The number of square feet of rentable area in the Premises is 27,269 rentable square feet.

4.	As of the date hereof, the Lease has not been further modified and is in full force and effect and there are no defaults thereunder.

5.	The Tenant’s Share is 23.57% based on the Rentable Floor Area of Tenant’s Space divided by the Total Rentable Floor Area of the Building (i.e., 115,691 rentable square feet).

6.	The Building Address is 9605 Medical Center Drive, Rockville, MD 20850.
     IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused this Lease Commencement Date Agreement to be executed by duly authorized officials thereof, the day and year respectively set forth hereinabove.

LANDLORD: MCC3, LLC
By:	Spaulding and Slye MCC3 LLC, Manager

By:	Spaulding and Slye Holdings LLC, Manager

By:
Name:
Title:

TENANT: VANDA PHARMACEUTICALS, INC.
By:
Name:
Title: